

                                                               As filed with the Securities and Exchange Commission on June 18, 1998
                                                                                               Registration No. 333-________________

====================================================================================================================================

                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549

                                                              FORM S-8
                                                       REGISTRATION STATEMENT
                                                                Under
                                                     THE SECURITIES ACT OF 1933

                                                   HYPERMEDIA COMMUNICATIONS, INC.
                                       (Exact name of registrant as specified in its charter)


                 CALIFORNIA                                                                        94-3104247
          (State of Incorporation)                                                   (I.R.S. Employer Identification Number)


                                                900 Mariner's Island Blvd., Suite 365
                                                         San Mateo, CA 94404
                                              (Address of principal executive offices)

                                                           1991 STOCK PLAN
                                                      (Full title of the plan)

                                                           Richard Landry
                                                 President, Chief Executive Officer
                                                    and Chief Accounting Officer

                                                   HYPERMEDIA COMMUNICATIONS, INC.
                                                900 Mariner's Island Blvd., Suite 365
                                                         San Mateo, CA 94404
                                                           (650) 573-5170
                 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                                              Copy to:
                                                      Donna M. Petkanics, Esq.
                                               WILSON SONSINI GOODRICH & ROSATI, P.C.
                                                         650 Page Mill Road
                                                     Palo Alto, California 94306
                                                           (415) 493-9300

====================================================================================================================================
                                                   Calculation of Registration Fee
====================================================================================================================================
                Title of Securities                       Amount to be           Proposed            Proposed         Amount of
                  to be Registered                         Registered            Maximum             Maximum         Registration
                                                                              Offering Price        Aggregate            Fee
                                                                                Per Share         Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1991 Stock Plan               700,000 shares         $.375(1)          $262,500(1)          $78.00


         TOTAL SHARES OF COMMON STOCK                     700,000 shares         $.375             $262,500             $78.00

====================================================================================================================================

(1)    The estimated  exercise price of $.375 is estimated pursuant to Rule 457(h) and 457(c) solely for purposes of calculating the registration  fee of the 700,000  unregistered  shares of common stock subject to future issuance under the 1991 Stock Option
       Plan and is based on the average of the high and low prices of a share of HyperMedia Communications, Inc.'s stock as reported on the Nasdaq SmallCap Market on June 17, 1998 (the "Market Price").

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents and information previously filed with the Securities and Exchange Commission by HyperMedia Communications, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

                  (1) The Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on May 12, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

                  (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 27, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (3) The Company's Current Report on Form 8-K, filed with the SEC on February 20, 1998 pursuant to Section 13 of the Exchange Act.

                  (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 10, 1992, as amended, pursuant to Section 12(g) of the Exchange Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company has adopted provisions in its Articles of Incorporation and Bylaws that limit the liability of its directors. As permitted by the California Corporations Code, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its shareholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of the California Corporations Code. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Articles of Incorporation authorize the Company to indemnify the Company's officers and directors. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California General Corporation Law, the aforementioned Bylaw provisions, the Articles of Incorporation or any indemnification agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit
Number                         Description
-------   --------------------------------------------------

4.1(1)    Specimen Common Stock Certificate.

4.2(1)    Common  Stock  Warrant,   dated  December  18,  1989,  issued  by  the
          Registrant  to  MK  Global  Ventures.

4.3(1) Form of Subscription Agreement entered into in connection with the Bridge Financing.

4.4(1) Form of Common Stock Warrant issued to investors pursuant to the Bridge Financing.

4.5(1) Modification Agreement, dated October 30, 1990, between the Registrant, MK Global Ventures, MK Global Ventures II, and Edward Alpern, as amended by First Amendment to Modification Agreement and Written Consent, dated September 15, 1992, Second Amendment to Modification Agreement, dated October 15, 1992 and Third Amendment to Modification Agreement and Written Consent, dated December 1, 1992.

4.6(1) Co-Sale Agreement, dated April 18, 1990, between the Company, MK Global Ventures, MK Global Ventures II, Davison Associates, Edward Alpern, Louis Casabianca and Harry Miller.

4.7       1991 Stock Plan and forms of agreements thereunder, as amended.

4.8(3) 1993 Director Option Plan and form of agreement thereunder, as amended.

4.9(4) Common Stock Warrant, dated February 9, 1994 and as amended March 19, 1997, issued by the Registrant to Imperial Bank.

4.10(3) Common Stock Warrant, dated September 14, 1994, issued by the Registrant to MK Global Ventures II.

4.11(4) Series F Preferred Stock Purchase Agreement, dated March 12, 1996, between the Registrant and MK GVD Fund.

4.12(4)   Common  Stock  Warrant,   dated  November  26,  1996,  issued  by  the
          Registrant to MK GVD Fund.

4.13(5) Series G Preferred Stock Purchase Agreement, dated July 3, 1996, between the Registrant and MK GVD Fund.

4.14(5) Series H Preferred Stock Purchase Agreement, dated September 18, 1997, between the Registrant and MK GVD Fund.

4.15(5) Series I Preferred Stock Purchase Agreement, dated December 23, 1997, between the Registrant and MK GVD Fund.

4.16(5) Series J Preferred Stock Purchase Agreement, dated February 19, 1998, between the Registrant and MK GVD Fund.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1      Consent of Price Waterhouse LLP.

23.2      Consent  of Wilson  Sonsini  Goodrich & Rosati  (continued  in Exhibit
          5.1).

24.1      Power of Attorney (see page II-5).

----------------------------------

(1) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-1, as amended (No. 33-60548), declared effective on March 9, 1993.

(2) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed March 25, 1994.

(3) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed March 29, 1995.

(4) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed March 28, 1997.

(5) Incorporated by reference to the exhibits filed with the Company's Form 10-K for the fiscal year ended December 31, 1997.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 17th day of June, 1998.


                                        HYPERMEDIA COMMUNICATIONS, INC.


                                        /s/ RICHARD LANDRY
                                        ------------------------------------
                                        Richard Landry
                                        President, and Chief Executive Officer,
                                        and Chief Accounting Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Landry, acting individually, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                           Title                          Date
--------------------------------------------------------------------------------

 /s/ RICHARD LANDRY           President, Chief Executive           June 17, 1998
------------------------      Officer and Publisher (Principal
Richard Landry                Executive and Accounting Officer)


 /s/ PATRICK FERRELL          Director                             June 17, 1998
------------------------
Patrick Ferrell


 /s/ JOHN GRIFFIN             Director                             June 17, 1998
------------------------
John Griffin


 /s/ MICHAEL KAUFMAN          Director                             June 17, 1998
------------------------
Michael Kaufman


 /s/ GREG LAHANN              Director                             June 17, 1998
------------------------
Greg Lahann

                         HYPERMEDIA COMMUNICATIONS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

Exhibit
Number                             Description
-------                       --------------------

4.1(1)    Specimen Common Stock Certificate.

4.2(1)    Common  Stock  Warrant,   dated  December  18,  1989,  issued  by  the
          Registrant to MK Global Ventures.

4.3(1) Form of Subscription Agreement entered into in connection with the Bridge Financing.

4.4(1) Form of Common Stock Warrant issued to investors pursuant to the Bridge Financing.

4.5(1) Modification Agreement, dated October 30, 1990, between the Registrant, MK Global Ventures, MK Global Ventures II, and Edward Alpern, as amended by First Amendment to Modification Agreement and Written Consent, dated September 15, 1992, Second Amendment to Modification Agreement, dated October 15, 1992 and Third Amendment to Modification Agreement and Written Consent, dated December 1, 1992.

4.6(1) Co-Sale Agreement, dated April 18, 1990, between the Company, MK Global Ventures, MK Global Ventures II, Davison Associates, Edward Alpern, Louis Casabianca and Harry Miller.

4.7       1991 Stock Plan and forms of agreements thereunder, as amended.

4.8(3) 1993 Director Option Plan and form of agreement thereunder, as amended.

4.9(4) Common Stock Warrant, dated February 9, 1994 and as amended March 19, 1997, issued by the Registrant to Imperial Bank.

4.10(3) Common Stock Warrant, dated September 14, 1994, issued by the Registrant to MK Global Ventures II.

4.11(4) Series F Preferred Stock Purchase Agreement, dated March 12, 1996, between the Registrant and MK GVD Fund.

4.12(4)   Common  Stock  Warrant,   dated  November  26,  1996,  issued  by  the
          Registrant to MK GVD Fund.

4.13(5) Series G Preferred Stock Purchase Agreement, dated July 3, 1996, between the Registrant and MK GVD Fund.

4.14(5) Series H Preferred Stock Purchase Agreement, dated September 18, 1997, between the Registrant and MK GVD Fund.

4.15(5) Series I Preferred Stock Purchase Agreement, dated December 23, 1997, between the Registrant and MK GVD Fund.

4.16(5) Series J Preferred Stock Purchase Agreement, dated February 19, 1998, between the Registrant and MK GVD Fund.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1      Consent of Price Waterhouse LLP.

23.2      Consent  of Wilson  Sonsini  Goodrich & Rosati  (continued  in Exhibit
          5.1).

24.1      Power of Attorney (see page II-5).

----------------------------------
(1) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-1, as amended (No. 33-60548), declared effective on March 9, 1993.

(2) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed March 25, 1994.

(3) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed March 29, 1995.

(4) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed March 28, 1997.

(5) Incorporated by reference to the exhibits filed with the Company's Form 10-K for the fiscal year ended December 31, 1997.